EXHIBIT 99.1

ITG Reports Fourth Quarter 2013 Results

Record European Revenues Drive Earnings Growth

Full-year Profitability Up Sharply on International Growth and Improved Operating Efficiency

NEW YORK, January 30, 2014 — ITG (NYSE: ITG), an independent execution and research broker, today reported results for the quarter ended December 31, 2013.

Fourth quarter 2013 highlights included:

•                  Net income of $9.7 million, or $0.26 per diluted share compared to a net loss of $6.5 million, or $0.17 per diluted share and adjusted net income of $0.6 million, or $0.02 per diluted share for the fourth quarter of 2012. Net income for the fourth quarter of 2013 included a $0.9 million income tax benefit, or $0.02 per diluted share, from resolving a contingency in the U.K. The reserve related to this income tax contingency was not excluded from adjusted results when it was previously established.

•                  Revenues of $131.9 million, compared to revenues of $121.5 million in the fourth quarter of 2012.

•                  Expenses of $121.3 million, compared to expenses of $130.1 million and adjusted expenses of $119.2 million in the fourth quarter of 2012.

•                  Average daily trading volume in the U.S. of 148 million shares versus 181 million shares in the fourth quarter of 2012.  POSIT® average daily U.S. volume was 63 million shares compared to 85 million shares in the fourth quarter of 2012.  Total average daily volume traded through POSIT Alert® rose approximately 3% compared with the fourth quarter of 2012.

•                  In Europe, average daily value traded in POSIT was $731 million, compared with $364 million in the fourth quarter of 2012.  Total average daily value traded through POSIT Alert rose more than 300% in the fourth quarter of 2013 compared with the prior-year period.

•                  The repurchase of 212,000 shares of common stock under ITG’s authorized share repurchase program for a total of $4.2 million.  Repurchases since the first quarter of 2010 have totaled $140.8 million for a total of 10.6 million shares, resulting in a decrease in shares outstanding, net of issuances, of more than 17%.

Revenues from U.S. operations were $75.3 million in the fourth quarter of 2013 compared to $77.1 million in the fourth quarter of 2012.  ITG’s U.S. operations reported net income of $0.5 million in the fourth quarter of 2013, compared to a net loss of $5.8 million and an adjusted net loss of $1.1 million in the fourth quarter of 2012.  Sell-side client volume represented 53% of total U.S. volumes, up from 51% in the third quarter of 2013 and 52% in the fourth quarter of 2012.  The overall revenue capture rate per share in the U.S. fell to $0.0047 from $0.0049 in the third quarter of 2013, but was up from $0.0043 in the fourth quarter of 2012.

ITG’s International revenues were $56.6 million in the fourth quarter of 2013 compared to $44.5 million in the fourth quarter of 2012.  European revenues rose to a record $26.4 million, up 57% from the fourth quarter of 2012, while Asia Pacific revenues were $11.4 million, up 19% over the fourth quarter of 2012. Canadian revenues were $18.8 million, up 4% versus the fourth quarter of 2012.  ITG’s International operations reported net income of $9.2 million in the fourth quarter of 2013 compared to a net loss of $0.7 million and adjusted net income of $1.7 million in the fourth quarter of 2012.

Full Year Results

For the full year 2013, revenues were $530.8 million, net income was $31.1 million, or $0.82 per diluted share, and adjusted net income was $37.1 million, or $0.97 per diluted share. For the full year 2012, revenues were $504.4 million, net loss was $247.9 million, or $6.45 per diluted share, and adjusted net income was $8.2 million, or $0.21 per diluted share.

“A record European performance and improved revenues in our Canadian and Asia Pacific operations more than offset weaker U.S. volumes during the fourth quarter,” said Bob Gasser, ITG’s Chief Executive Officer and President.  “In 2013 we reaped the benefits of targeted investments in international capabilities, particularly the rollout of global POSIT Alert.  In addition, our focus on improving the performance of our product groups led to significant reductions in infrastructure costs.  These efforts paid off, resulting in a 350% increase in our 2013 adjusted net income as compared to 2012.  Given all of the measures we have taken over the past few years, we believe we are well positioned globally for the current market environment.”

The discussion of results above includes adjusted net income and related per share amounts, in addition to adjusted expense amounts, which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures to GAAP results.

Conference Call

ITG has scheduled a conference call today at 11:00 am ET to discuss fourth quarter results.  Those wishing to listen to the call should dial 1-877-317-6789 (1-412-317-6789 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.  The webcast and accompanying slideshow presentation can be downloaded from ITG’s website at investor.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-877-344-7529 (1-412-317-0088 outside the U.S.) and entering conference number 10039386.  The replay will be available starting approximately one hour after the completion of the conference call.

ABOUT ITG

ITG is an independent execution and research broker that partners with global portfolio managers and traders to provide unique data-driven insights throughout the investment process. From investment decision through settlement, ITG helps clients understand market trends, improve performance, mitigate risk and navigate increasingly complex markets. ITG is headquartered in New York with offices in North America, Europe, and Asia Pacific. For more information, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2012 Annual Report on Form 10-K, and its Form 10-Qs and include, but are not limited to, general economic, business, credit and financial market conditions, both internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, the volatility of our stock price, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies, our ability to attract and retain talented employees and our ability to achieve cost savings from our cost reduction plans. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended Ended December 31,
	2013	2012	2013	2012
Revenues:
Commissions and fees	$98,365	$91,034	$408,619	$380,976
Recurring	26,788	27,594	104,172	109,767
Other	6,747	2,906	18,010	13,693
Total revenues	131,900	121,534	530,801	504,436

Expenses:
Compensation and employee benefits	50,839	47,100	201,254	196,362
Transaction processing	19,971	19,965	83,792	81,173
Occupancy and equipment	15,940	16,892	69,022	62,637
Telecommunications and data processing services	13,142	15,037	53,607	59,850
Other general and administrative	20,544	21,049	77,431	88,543
Restructuring charges	—	9,499	(75)	9,499
Goodwill and other asset impairment	—	—	—	274,285
Interest expense	821	562	2,715	2,542
Total expenses	121,257	130,104	487,746	774,891
Income (loss) before income tax expense (benefit)	10,643	(8,570)	43,055	(270,455)
Income tax expense (benefit)	981	(2,117)	11,970	(22,596)
Net income (loss)	$9,662	$(6,453)	$31,085	$(247,859)

Income (loss) per share:
Basic	$0.27	$(0.17)	$0.84	$(6.45)
Diluted	$0.26	$(0.17)	$0.82	$(6.45)

Basic weighted average number of common shares outstanding	36,287	37,709	36,788	38,418
Diluted weighted average number of common shares outstanding	37,685	37,709	38,114	38,418

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues by Geographic Region:
U.S. Operations	$75,349	$77,074	$318,036	$321,379
Canadian Operations	18,770	18,036	74,994	76,913
European Operations	26,384	16,854	91,791	67,266
Asia Pacific Operations	11,397	9,570	45,980	38,878
Total Revenues	$131,900	$121,534	$530,801	$504,436

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues by Product Group:
Electronic Brokerage	$69,233	$58,344	$279,830	$250,882
Research Sales and Trading	27,147	27,404	107,383	106,427
Platforms	23,282	23,662	96,127	99,334
Analytics	11,557	11,856	46,004	46,508
Corporate (non-product)	681	268	1,457	1,285
Total Revenues	$131,900	$121,534	$530,801	$504,436

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition (unaudited)

(In thousands, except share amounts)

	December 31,
	2013	2012
Assets
Cash and cash equivalents	$261,897	$245,875
Cash restricted or segregated under regulations and other	71,202	61,117
Deposits with clearing organizations	74,771	29,149
Securities owned, at fair value	7,436	10,086
Receivables from brokers, dealers and clearing organizations	1,018,342	1,107,119
Receivables from customers	591,004	546,825
Premises and equipment, net	66,171	54,989
Capitalized software, net	37,892	43,994
Other intangibles, net	31,201	35,227
Income taxes receivable	54	7,460
Deferred taxes	33,193	39,155
Other assets	15,787	15,763
Total assets	$2,208,950	$2,196,759
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$175,931	$165,062
Short-term bank loans	73,539	22,154
Payables to brokers, dealers and clearing organizations	1,025,268	1,337,459
Payables to customers	469,264	226,892
Securities sold, not yet purchased, at fair value	2,953	5,249
Income taxes payable	13,868	10,608
Deferred taxes	363	293
Term debt	30,332	19,272
Total liabilities	1,791,518	1,786,989
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,158,374 and 52,037,011 shares issued at December 31, 2013 and 2012, respectively	522	520
Additional paid-in capital	240,057	245,002
Retained earnings	436,570	405,485
Common stock held in treasury, at cost; 16,005,500 and 14,677,872 shares at December 31, 2013 and 2012, respectively	(268,253)	(253,111)
Accumulated other comprehensive income (net of tax)	8,536	11,874
Total stockholders’ equity	417,432	409,770
Total liabilities and stockholders’ equity	$2,208,950	$2,196,759

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

In evaluating ITG’s financial performance, management reviews results from operations which excludes non-operating items.  Adjusted expenses and adjusted net income and related per share amounts are non-GAAP performance measures, but the Company believes that they are useful to assist investors in gaining an understanding of the trends and operating results for ITG’s core businesses. These measures should be viewed in addition to, and not in lieu of, ITG’s reported results under GAAP.

The following are reconciliations of GAAP results to adjusted results for the periods presented (in thousands except per share amounts):

	Three Months Ended December 31,		Year Ended Ended December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenues	$131,900	$121,534	$530,801	$504,436

Total expenses	121,257	130,104	487,746	774,891
Less:
Restructuring charges (1)	—	(9,499)	75	(9,499)
Duplicate rent charges (2)	—	(1,378)	(2,568)	(1,378)
Office move (3)	—	—	(3,910)	—
Goodwill and other asset impairment (4)	—	—	—	(274,285)
Adjusted operating expenses	121,257	119,227	481,343	489,729

Income (loss) before income tax expense (benefit)	10,643	(8,570)	43,055	(270,455)
Effect of adjustment	—	10,877	6,403	285,162
Adjusted pre-tax operating income	10,643	2,307	49,458	14,707

Income tax expense (benefit)	981	(2,117)	11,970	(22,596)
Tax effect of adjustment (5)	—	3,806	405	29,128
Adjusted operating income tax expense	981	1,689	12,375	6,532

Net income (loss)	9,662	(6,453)	31,085	(247,859)
Net effect of adjustment	—	7,071	5,998	256,034
Adjusted operating net income	$9,662	$618	$37,083	$8,175

Diluted income (loss) per share	$0.26	$(0.17)	$0.82	$(6.45)
Net effect of adjustment	—	0.19	0.15	6.66
Adjusted diluted operating earnings per share	$0.26	$0.02	$0.97	$0.21

	US Operations Three Months Ended December 31,		International Operations Three Months Ended December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenues	$75,349	$77,073	$56,551	$44,461

Total expenses	74,441	85,458	46,816	44,646
Less:
Restructuring charges (1) (3)	—	(6,798)	—	(2,701)
Duplicate rent charges (2)	—	(1,378)	—	—
Adjusted operating expenses	74,441	77,282	46,816	41,945

Income (loss) before income tax expense (benefit)	908	(8,385)	9,735	(185)
Effect of pro forma adjustment	—	8,176	—	2,701
Adjusted pre-tax operating income (loss)	908	(209)	9,735	2,516

Income tax expense (benefit)	450	(2,623)	531	506
Tax effect of pro forma adjustment	—	3,505	—	301
Adjusted operating income tax expense	450	882	531	807

Net income (loss)	458	(5,762)	9,204	(691)
Net effect of pro forma adjustment	—	4,671	—	2,400
Adjusted operating net income (loss)	$458	$1,091	$9,204	$1,709

Diluted income (loss) per share	$0.01	$(0.15)	$0.25	$(0.02)
Net effect of pro forma adjustment	—	0.12	—	0.07
Adjusted diluted operating earnings (loss) per share	$0.01	$(0.03)	$0.25	$0.05

Notes:

(1)         In the second quarter of 2013, the Company incurred $1.6 million to implement a restructuring plan to close its technology research and development facility in Israel and migrate that function to an outsourced service provider model effective January 1, 2014.  This plan primarily focused on reducing costs by limiting ITG’s geographic footprint while maintaining the necessary technological expertise via a consulting arrangement. The Company also reduced previously recorded 2012 and 2011 restructuring accruals of $1.6 million to reflect the sub-lease of previously-vacated office space and certain legal and other employee-related charges deemed unnecessary. During the fourth quarter of 2012, ITG implemented a restructuring plan to reduce operating costs by reducing workforce, market data and other general and administrative costs across ITG’s businesses. The charge consisted entirely of employee separation costs.

(2)         During the fourth quarter of 2012, ITG began to build out and ready its new lower Manhattan headquarters while continuing to occupy its then-existing headquarters in midtown Manhattan and as a result incurred duplicate rent charges through June 2013.

(3)         In the second quarter of 2013, ITG moved into its new headquarters and incurred a non-operating charge, which included a reserve for the remaining lease obligation for the previous midtown Manhattan headquarters.

(4)         In the second quarter of 2012, goodwill with a carrying value of $274.3 million was deemed impaired and its fair value was determined to be zero, resulting in a full impairment charge.

(5)         The restructuring plan referred to in (1) above triggered the recognition of a tax charge of $1.6 million in the second quarter of 2013 associated with the anticipated withdrawal of capital from Israel.

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